Exhibit 10.33

AMENDMENT TO EMPLOYMENT AGREEMENT
This AMENDMENT (the “Amendment”) by and between DPS Holdings Inc. (the “Company”), and Derry Hobson (the “Executive”), effective as of February 11, 2009, is an amendment to that certain Employment Agreement by and between the Company and the Executive dated as of October 15, 2007 (the “Employment Agreement”).
RECITALS
The Company and the Executive have previously entered into the Employment Agreement to provide for terms and conditions of the Executive’s employment by the Company; and
The Company and the Executive desire to modify the Employment Agreement to provide for certain payments to the Executive in the event that the executive is terminated without cause or for good reason within two years after the occurrence of a change in control.
NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:
1.An Appendix A is added to the Employment Agreement to read as follows:
“APPENDIX A
Notwithstanding anything in this Agreement to the contrary, if (i) a Change in Control (as defined in the Dr Pepper Snapple Group, Inc. Change in Control Severance Plan (the ‘Severance Plan’)) occurs and (ii) the Executive is terminated without Cause or for Good Reason (in each case as defined in the Severance Plan) within the two year period following the occurrence of a Change in Control, the Executive shall be entitled to additional benefits equal to those that would have payable or provided under the Severance Plan had he been a participant in such plan but only to the extent an element of benefits provided under the Severance Plan exceeds the analogous amount payable or provided for the same element under the Agreement. Any benefits payable or provided pursuant to the Agreement shall be paid in the same time and form as specified in the Agreement. Any additional amounts payable or provided under the Severance Plan will be payable or provided as set forth in the Severance Plan.”

IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf on this 18th day of Febraury, but effective as of the day and year first above written.

DPS HOLDINGS INC.

By:	/s/ Larry Solomon
Name:	Larry Solomon
Title:	Executive Vice President

EXECUTIVE

/s/ Derry Hobson
Derry Hobson

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